PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	November 1,	November 2,
	2015	2014
Cash flows from operating activities:
Net income	$56,859	$32,035
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	82,413	80,136
Gain on acquisition	-	(16,372)
Changes in assets and liabilities and other	(6,077)	562

Net cash provided by operating activities	133,195	96,361

Cash flows from investing activities:
Purchases of property, plant and equipment	(104,033)	(91,085)
Cash from acquisition	-	4,508
Other	(272)	(908)

Net cash used in investing activities	(104,305)	(87,485)

Cash flows from financing activities:
Repayments of long-term borrowings	(9,571)	(29,782)
Payment of deferred financing fees	-	(346)
Proceeds from share-based arrangements	2,651	1,298
Other	(179)	(711)

Net cash used in financing activities	(7,099)	(29,541)

Effect of exchange rate changes on cash	(8,853)	(2,021)

Net increase (decrease) in cash and cash equivalents	12,938	(22,686)
Cash and cash equivalents, beginning of period	192,929	215,615

Cash and cash equivalents, end of period	$205,867	$192,929

Noncash net assets from acquisition	$-	$110,211